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                                                                 EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 14, 1995, except with respect to the matters discussed in Note 20, as to which the date is March 30, 1995, included in Greyhound Lines, Inc. s Form 10-K for the year ended December 31, 1994, and to all references to our Firm included in this registration statement.




                                                   /s/ ARTHUR ANDERSEN LLP
                                                   ARTHUR ANDERSEN LLP


Dallas, Texas,
    September 20, 1995